FIRST AMENDMENT TO CONSULTING AGREEMENT

This FIRST AMENDMENT TO CONSULTING AGREEMENT (this "Amendment") is entered into as of September 21, 2016, by and among Alexion Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and Dr. Leonard Bell, M.D. ("Dr. Bell").

WHEREAS, the Company and Dr. Bell entered into a Consulting Agreement, dated as of April 1, 2015 (the "Agreement");

WHEREAS, capitalized terms used herein and not defined herein shall have the meaning set forth in the Agreement; and

WHEREAS, the parties desire to amend the Agreement to extend the term of the Agreement by six months with an option to extend the term for an additional six months.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Dr. Bell hereby agree as follows:

1.
Term. Notwithstanding anything express or implied to the contrary set forth in Section 1 of the Agreement, the Consulting Period will be extended until March 31, 2017, unless not later than thirty (30) days prior to such date the Consulting Period is further extended for an additional six (6) months by mutual agreement of Dr. Bell and the Company’s Chief Executive Officer and approved by the Board of Directors of the Company, or is earlier terminated as provided in the Agreement, as amended hereby.

2.
Compensation. The Consulting Fee for the period beginning on October 1, 2016 and ending on March 31, 2017 shall be $750,000. If the Consulting Period is extended by the parties in accordance with the provisions of Section 1 of this Amendment, the Consulting Fee for the period beginning on April 1, 2017 and ending on September 30, 2017 will be $750,000, unless otherwise agreed between the parties.

3.	Agreement. Except as modified by this Amendment, the Agreement is in all other respects hereby ratified and confirmed.

4.
Choice of Law. The validity, interpretation, construction and performance of this Amendment will be governed by the laws of the State of Connecticut, without giving effect to the principles of conflict of laws.

5.
Severability. If one or more provisions of this Amendment are held to be unenforceable under applicable law, such portion will be deemed to be modified or altered to the extent necessary to conform thereto or, if that is not possible, to be omitted from this Amendment. The invalidity of any such portion will not affect the force, effect, and validity of the remaining portion hereof.

6.	Counterparts. This Amendment may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

This Amendment has been executed by the Company, by its duly authorized representative, and by Dr. Bell as of the date first written above. The Company affirms that this Amendment has been duly authorized by its Board.

ALEXION PHARMACEUTICALS, INC.

By: /s/ David Hallal

Title: Chief Executive Officer

LEONARD BELL, M.D.

/s/ Leonard Bell
Signature